UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer and Appointment of New President and Chief Executive Officer

The Boston Beer Company, Inc. (the “Company”) announced today that David A. Burwick, President and Chief Executive Officer, has decided to step down from his position and as a member of the Company’s Board of Directors, effective March 31, 2024. Mr. Burwick has led the Company as CEO since April 2018 and has served on the Board since May 2005. Mr. Burwick will remain in an advisory role with the Company through March 31, 2026.

Mr. Burwick will be succeeded as President and CEO by Michael Spillane, who has been a member of the Company’s Board of Directors since 2016, as a Class A Director, and was appointed Lead Director in 2023. As the Company’s President and CEO, Mr. Spillane will also serve as President of each of the Company’s subsidiaries. Mr. Spillane will continue to serve on the Board and will stand for reelection at the Company’s 2024 Annual Meeting. He will join the Company as a senior advisor and an employee on March 4, 2024 (his “Start Date”) and assume the position of President and CEO on April 1, 2024. On his Start Date, Mr. Spillane will step down from his positions as Lead Director and on the Compensation Committee and Nominating/Governance Committee of the Company’s Board of Directors, as only independent directors may serve as Lead Director and on the Board’s standing committees. He will be succeeded as Lead Director on an interim basis by Meghan V. Joyce and on the Compensation Committee by Jean-Michel Valette effective April 1, 2024. Mr. Spillane’s position on the Nominating/Governance Committee will remain vacant until a successor is identified.

Outgoing CEO Agreement

Effective on February 23, 2024, Mr. Burwick entered into an agreement (the “Transition Agreement”) with the Company that details the financial and other principal matters that will govern Mr. Burwick’s continuing relationship with the Company through March 31, 2026. The provisions of the Transition Agreement were approved by the Board of Directors and the Compensation Committee of the Board of Directors on February 16, 2024. A copy of the agreement is attached hereto as Exhibit 10.1.

Mr. Burwick will remain as a salaried employee of the Company through June 30, 2024, and will then remain engaged by the Company in an advisory role, as a consultant, during the period of July 1, 2024 through March 31, 2026. His compensation through December 31, 2024 will be at the annual rate of $860,504, which is his current annual salary. His compensation for the calendar quarter ending March 31, 2025 will be $107,563 and his quarterly compensation for each quarter in the period April 1, 2025 through March 31, 2026 will be $10,000.

At its meeting on February 16, 2024 and as reported in the Current Report on Form 8-K filed by the Company on February 22, 2024, the Compensation Committee set Mr. Burwick’s bonus target for 120% of salary. The Transition Agreement effectively limits his covered salary to the salary earned by him while President and CEO, so that his target bonus for 2024 is $258,151.

As a consequence of his continuing advisory relationship with the Company, prior year equity grants will continue to vest in accordance with their respective terms through March of 2026. In the Transition Agreement, the Company has agreed not to terminate Mr. Burwick’s relationship with the Company prior to March 31, 2026, except in the event of the occurrence of the events described in the Transition Agreement.

Mr. Burwick is not eligible for further equity grants.

Mr. Burwick will continue to participate through June 30, 2024 in all of the various fringe benefits and perquisites that he currently enjoys, on the same basis as such benefits and perquisites are currently provided, subject only to such changes as may be adopted by the Company and apply to all executive officers of the Company. His rights to elect continued health care coverage under COBRA take effect as of July 1, 2024. Provided he remains eligible for and timely elects to continue receiving group medical insurance pursuant to COBRA, the Company will continue to pay, or reimburse him, for the period of July 1, 2024 through March 31, 2026, or until he has secured other employment or is no longer eligible for coverage under COBRA, whichever occurs first, the portion of the premium for the cost of health coverage under COBRA in excess of the active-employee portion of such premium paid by him as of June 30, 2024, payable on a monthly basis during such period.

Mr. Burwick’s responsibilities through March 31, 2026, after he steps down as President and CEO, are to advise Mr. Spillane on such matters as they may mutually agree, including with respect to the implementation of the recent changes in the Company’s contractual relationship with PepsiCo.

Pursuant to the Transition Agreement, Mr. Burwick has also confirmed his obligations under the Executive Employee Restrictive Covenant Agreement (the “Covenants”) that was executed by him when he accepted the role of President and CEO. The Covenants are more fully described in the Current Report on Form 8-K filed by the Company on February 16, 2018.

The Transition Agreement also contains mutual releases and non-disparagement provisions.

Incoming CEO Agreement

Also effective on February 23, 2024, Mr. Spillane entered into an Offer Letter with the Company that set forth the terms and conditions, including compensation, associated with his position as President and CEO. The provisions of the Offer Letter were approved by the Board of Directors and the Compensation Committee of the Board of Directors on February 16, 2024. A copy of the Offer Letter is attached hereto as Exhibit 10.2.

Mr. Spillane’s initial annual base salary will be $861,000, with his 2024 bonus determined by the Company’s performance against its “Goals” in accordance with its bonus “Scale”, both of which are described in the Current Report on Form 8-K filed by the Company on February 22, 2024. If the Company achieves the 100% payout level on the Scale in 2024, Mr. Spillane’s bonus will be 120% of his $861,000 annual base salary and not prorated. His bonus potential for Fiscal Year 2025 and subsequent years will be based on such performance criteria as are set annually by the Compensation Committee.

The Company will pay Mr. Spillane a signing bonus of $1,600,000, inclusive of relocation expenses, payable in one installment with his first paycheck after his Start Date.

Effective April 1, 2024 (the “Grant Date”), the Company will grant long-term equity awards to Mr. Spillane with a Grant Date value of $5,000,000, for the purposes of recruitment and retention. The number of shares will be determined on the Grant Date based on the market price of the Company’s Class A Shares on the day prior to the Grant Date. The structure of Mr. Spillane’s grants was approved by the Compensation Committee and the Board of Directors on February 16, 2024. Sixty percent (60%) of the long-term equity awards to be granted to Mr. Spillane will be time-based option awards that will vest over four years - 50% on March 1, 2026; 25% on March 1, 2027, and 25% on March 1, 2028 – contingent on Mr. Spillane’s continued employment on those vesting dates. Forty percent (40%) of the long-term equity grants to be awarded to Mr. Spillane will be performance-based RSUs with the same vesting criteria and schedule as the RSUs approved for the other executive officers on February 16, 2024. The details of those RSUs were explained in the Current Report on Form 8-K filed by the Company on February 22, 2024.

Mr. Spillane will be eligible to participate in the Company’s employee compensation and benefit plans and programs as may generally be made available to other Company employees at his level, except that the CEO position is not eligible to participate in the Company’s Investment Share Program.

As required under the Offer Letter, on his Start Date, Mr. Spillane will be required to sign an Executive Employee Restrictive Covenant Agreement that includes a covenant not to compete that extends for one year after he ceases to be an employee of the Company, unless his employment is terminated by the Company without cause.

Mr. Spillane has no familial or other material relationship with the Company, either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company. There are no transactions in which Mr. Spillane has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Press Release

The Company issued a press release regarding Mr. Burwick’s retirement and Mr. Spillane’s appointment as President and CEO on February 27, 2024, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Transition Agreement between David A. Burwick and the Company dated February 23, 2024
10.2	Offer Letter between Michael Spillane and the Company dated February 23, 2024
99.1	Press Release dated February 27, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	February 27, 2024	By:	/s/ David A. Burwick
Name: David A. Burwick Title: President & Chief Executive Officer